Exhibit 99.1

Eminent Nanotechnologist Dr. Michael Krueger Joins Quantum Materials Corp

As a renowned authority in the optimization and scale-up of nanomaterials and quantum dot production Dr.Krueger is ideally suited to contribute to the development and commercialization plans of Quantum Materials Corp

SAN MARCOS, Texas -- Nov 19, 2014 -- Leading North American quantum dot manufacturer Quantum Materials Corp (OTCQB:QTMM) today announced the appointment of Dr. Michael Krueger to the position of Vice President of Nanomaterials.

Prior to joining Quantum Materials Dr. Krueger lead groundbreaking research teams at the Nanotechnology Laboratory of the Freiburg Materials Research Centre and the Department of Microsystems Engineering at the University of Freiburg. Dr. Krueger has extensive experience working with academic and industrial partners including Bayer Technology Services GmbH to synthesize semiconductor quantum dots and integrate them into lighting and light conversion, photovoltaic and bio-analytical applications. His recent authored publications include research on graphene oxide and carbon nanotubes attached to quantum dots or other nanomaterials for novel hybrid composites.

“The depth and breadth of Dr. Krueger’s experience in the quantum dot and nanomaterials fields aligns perfectly with our technologies and make him well-suited to accelerate our commercialization goals,” said Stephen Squires, Founder and CEO of Quantum Materials Corp. “When combined with his record of proven research team management and expertise in teaching PhD candidates, we think we are more than fortunate to have found him to lead our team.”

Dr. Krueger’s earned his MS in chemistry from the University of Freiburg and PhD in Applied Physics from the University of Basel. Dr. Krueger has authored and co-authored over 150 scientific contributions (peer-reviews, conferences, book chapters, patents and talks) and is founding editor of emerging science journal Hybrid Materials. He is a prolific reviewer for scientific journals and funding agencies and also leads scientific conferences and meetings.

Dr. Krueger was recognized by the Max Planck Society for his outstanding contributions to the field at the Schloessmann Seminar on Nanostructures. He received his Habilitation (university teaching certificate) from the University of Freiburg and earlier stations in his scientific career were the University of Zurich, Switzerland and Technion Israel Institute of Technology in Haifa, Israel.

Quantum Materials also announced that Chief Science Officer Dr. Ghassan Jabbour is speaking on the topic of Quantum Materials’ “Scaled Quantum Dot Production” capabilities at the IdTechEx Printed Electronics Conference in Santa Clara, CA on Thursday, November 20th.

About Quantum Materials Corp
Quantum Materials Corp develops and manufactures Quantum Dots and nanomaterials for use in medical, display, solar energy and lighting applications through its patent-pending volume production process. QMC's volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. (www.qmcdots.com) Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable solar technology by replacing silicon wafer-based solar cells with high-production, low-cost, efficient and flexible thin-film quantum dot solar cells. (www.solterrarenewable.com)

 Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ orwww.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contacts:

Business Inquiries:
Art Lamstein
Director of Marketing
415.609.4969
artlamstein@QMCdots.com

Media:
Rich Schineller
941.780.8100
rich@prmgt.com

Investor Relations:
Clay Chase
SD Torrey Hills Capital
858 456-7300
cc@sdthc.com

Logo - http://photos.prnewswire.com/prnh/20140619/119488